Exhibit 99.1

For Immediate Release İ Global Communications İ MetLife, Inc.

Contacts:     For Media:    Ashia Razzaq
MetLife
(212) 578-1538

For Investors: John Hall
MetLife
(212) 578-7888

METLIFE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2018 RESULTS
NEW YORK, February 6, 2019 - MetLife, Inc. (NYSE: MET) today announced its results for the fourth quarter and full year ended December 31, 2018.
Fourth Quarter Results Summary

•	Net income of $2.0 billion, or $2.04 per share, compared to net income of $2.3 billion, or $2.14 per share, in the fourth quarter of 2017.

•	Adjusted earnings* of $1.3 billion, or $1.35 per share, compared to adjusted earnings of $678 million, or $0.64 per share in the fourth quarter of 2017.

•	Book value of $51.53 per share, down 5 percent from $54.24 per share at December 31, 2017.

•
Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA)*, of $44.62 per share, up 4 percent from $42.92 per share at December 31, 2017.

•	Return on equity (ROE) of 16.5 percent.

•	Adjusted ROE, excluding AOCI other than FCTA*, of 12.5 percent.
Full Year Results Summary

•	Net income of $5.0 billion, compared to net income of $3.9 billion for the full year 2017. Net income of $4.91 per share, up 36 percent from the prior-year.

•	Adjusted earnings* of $5.5 billion, compared to adjusted earnings of $4.2 billion for the full year 2017. Adjusted earnings* of $5.39 per share, up 37 percent from the prior-year.

•	Return on equity of 9.6 percent.

•	Adjusted ROE, excluding AOCI other than FCTA*, of 12.6 percent.

"While market conditions were challenging in the fourth quarter, our businesses performed exceptionally well overall in 2018,” said Steven A. Kandarian, chairman, president and CEO of MetLife, Inc. “MetLife delivered 37 percent adjusted earnings per share growth, achieved a 12.6 percent adjusted return on equity**, and returned a record $5.7 billion in cash to shareholders through common stock repurchases and dividends.”
**Refers to adjusted ROE, excluding AOCI other than FCTA*.

Fourth Quarter & Full Year 2018 Summary

($ in millions, except per share data)	Three months ended December 31,			Year ended December 31,
	2018	2017	Change	2018	2017	Change
Premiums, fees & other revenues	$11,116	$11,335	(2)%	$51,222	$45,843	12%
Net investment income	3,462	4,454	(22)%	16,166	17,363	(7)%
Net investment gains (losses)	145	106	37%	(298)	(308)	3%
Net derivative gains (losses)	939	(55)		851	(590)
Total revenues	$15,662	$15,840	(1)%	$67,941	$62,308	9%

Total adjusted revenues	$15,397	$15,403		$68,161	$62,744	9%
Adjusted premiums, fees & other revenues	$11,022	$11,300	(2)%	$50,778	$46,200	10%
Adjusted premiums, fees & other revenues, excluding pension risk transfer (PRT)	$11,098	$10,703	4%	$43,884	$42,895	2%

Net income (loss)	$2,010	$2,272	(12)%	$4,982	$3,907	28%
Net income (loss) per share	$2.04	$2.14	(5)%	$4.91	$3.62	36%

Adjusted earnings	$1,336	$678	97%	$5,461	$4,235	29%
Adjusted earnings per share	$1.35	$0.64	111%	$5.39	$3.93	37%

Book value per share	$51.53	$54.24	(5)%	$51.53	$54.24	(5)%
Book value per share, excluding AOCI other than FCTA	$44.62	$42.92	4%	$44.62	$42.92	4%

Expense ratio	20.7%	24.4%		18.9%	21.7%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.5%	14.5%		12.9%	13.3%
Adjusted expense ratio, excluding total notable items related to other expenses and PRT	20.4%	21.9%		20.6%	21.0%

ROE	16.5%	16.3%		9.6%	6.3%
ROE, excluding AOCI other than FCTA	18.9%	20.6%		11.5%	7.7%
Adjusted ROE, excluding AOCI other than FCTA	12.5%	6.1%		12.6%	8.4%
MetLife reported fourth quarter 2018 premiums, fees & other revenues of $11.1 billion, down 2 percent over the fourth quarter of 2017. Adjusted premiums, fees & other revenues* were $11.0 billion, down 2 percent, and 1 percent on a constant currency basis* over the prior-year period.

Net investment income was $3.5 billion, down 22 percent. The decline in net investment income was driven by changes in the estimated fair value of certain securities which do not qualify as separate accounts under GAAP. On an adjusted basis, net investment income was $4.4 billion, up 7 percent.
Net derivative gains amounted to $939 million, and $742 million after tax during the quarter.
Net income was $2.0 billion, compared to net income of $2.3 billion in the fourth quarter of 2017. On a per share basis, net income was $2.04, compared to net income of $2.14 in the prior-year period.
MetLife reported adjusted earnings of $1.3 billion, up 97 percent over the fourth quarter of 2017, and 104 percent on a constant currency basis. On a per share basis, which includes the impact of share repurchases, adjusted earnings were $1.35, up 111 percent from the prior-year period.
For the full year 2018, MetLife reported net income of $5.0 billion, compared to net income of $3.9 billion for the full year 2017.
Full year 2018 adjusted earnings were $5.5 billion, up 29 percent. On a per share basis, 2018 adjusted earnings were $5.39, up 37 percent over 2017.
Supplemental slides for the fourth quarter of 2018, titled "4Q18 Supplemental Slides," are available on the MetLife Investor Relations website at www.metlife.com and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings news release.
Adjusted Earnings by Segment Summary***

	Three months ended December 31, 2018		Year ended December 31, 2018
Segment	Change from prior-year period	Change from prior-year period (on a constant currency basis)	Change from prior-year period	Change from prior-year period (on a constant currency basis)
U.S.	38%	38%	38%	38%
Asia	(9)%	(8)%	1%	—%
Latin America	10%	19%	1%	3%
Europe, the Middle East and Africa (EMEA)	(30)%	(24)%	(7)%	(7)%
MetLife Holdings	15%	15%	6%	6%
***The percentages in this table are on a reported basis, and do not exclude notable items.
Business Discussions
All comparisons of the results for the fourth quarter of 2018 in the business discussions that follow are with the fourth quarter of 2017, unless otherwise noted. See the fourth quarter of 2018 notable items table that follows the Business Discussions section of this release for additional information on notable items incurred in the fourth quarter of 2018.

U.S.

($ in millions)	Three months ended December 31, 2018	Three months ended December 31, 2017	Change
Adjusted earnings	$685	$498	38%
Adjusted premiums, fees & other revenues	$5,725	$6,038	(5)%
Adjusted premiums, fees & other revenues, excluding pension risk transfers	$5,801	$5,441	7%
Notable item(s)	$0	$(55)

•	Adjusted earnings for the U.S. were $685 million, up 38 percent, driven by U.S. tax reform and volume growth.

•
Excluding notable items from both periods, adjusted earnings were up 24 percent. Excluding the impact of U.S. tax reform, and excluding notable items in both periods, adjusted earnings were up 3 percent.

•	Adjusted return on allocated equity was 25.2 percent, and adjusted return on allocated tangible equity was 29.2 percent.

•
Adjusted premiums, fees & other revenues were $5.7 billion, down 5 percent, driven by lower pension risk transfer transactions in Retirement and Income Solutions. Excluding pension risk transfers, adjusted premiums, fees & other revenues were up 7 percent.

Group Benefits

($ in millions)	Three months ended December 31, 2018	Three months ended December 31, 2017	Change
Adjusted earnings	$230	$230	—%
Adjusted premiums, fees & other revenues	$4,283	$4,105	4%
Notable item(s)	$0	$0

•
Adjusted earnings for Group Benefits were $230 million, flat compared to the prior-year period, driven by U.S. tax reform, offset by unfavorable underwriting. Excluding the impact of U.S. tax reform, adjusted earnings were down 18 percent.

•	Adjusted premiums, fees & other revenues were $4.3 billion, up 4 percent.

•	Sales for Group Benefits were down 1 percent for the full year 2018 compared to the full year 2017.

Retirement and Income Solutions

($ in millions)	Three months ended December 31, 2018	Three months ended December 31, 2017	Change
Adjusted earnings	$356	$173	106%
Adjusted premiums, fees & other revenues	$523	$1,026	(49)%
Adjusted premiums, fees & other revenues, excluding pension risk transfers	$599	$429	40%
Notable item(s)	$0	$(62)

•	Adjusted earnings for Retirement and Income Solutions were $356 million, up 106 percent, driven by favorable underwriting, U.S. tax reform and higher investment margin.

•
Excluding notable items from both periods, adjusted earnings were up 51 percent. Excluding the impact of U.S. tax reform, and excluding notable items in both periods, adjusted earnings were up 24 percent.

•	Adjusted premiums, fees & other revenues were $523 million, down 49 percent from the prior-year period, driven by lower pension risk transfer transactions.

•	Excluding pension risk transfers, adjusted premiums, fees & other revenues were up 40 percent.
Property & Casualty

($ in millions)	Three months ended December 31, 2018	Three months ended December 31, 2017	Change
Adjusted earnings	$99	$95	4%
Adjusted premiums, fees & other revenues	$919	$907	1%
Notable item(s)	$0	$7

•
Adjusted earnings for Property & Casualty were $99 million, up 4 percent, driven by U.S. tax reform, partially offset by unfavorable homeowners underwriting and expenses. Excluding the impact of U.S. tax reform, adjusted earnings were down 10 percent.

•	Adjusted premiums, fees & other revenues were $919 million, up 1 percent.

•	Pre-tax catastrophe losses and prior year development totaled $19 million, compared to $16 million in the prior-year period.

•	Sales for Property & Casualty were $151 million, up 13 percent.

ASIA

($ in millions)	Three months ended December 31, 2018	Three months ended December 31, 2017	Change
Adjusted earnings	$281	$310	(9)%
Adjusted earnings (constant currency)	$281	$305	(8)%
Adjusted premiums, fees & other revenues	$2,095	$2,088	—%
Notable item(s)	$0	$0

•
Adjusted earnings for Asia were $281 million, down 9 percent, and down 8 percent on a constant currency basis, as volume growth was more than offset by unfavorable underwriting and weaker capital markets. Excluding the impact of U.S. tax reform, adjusted earnings were down 13 percent, and down 12 percent on a constant currency basis.

•	Adjusted return on allocated equity was 7.9 percent, and adjusted return on allocated tangible equity was 12.0 percent.

•	Adjusted premiums, fees & other revenues were $2.1 billion, up 1 percent on a constant currency basis.

•
Sales for Asia were $628 million, up 5 percent on a constant currency basis. Japan sales were up 19 percent, primarily driven by foreign currency denominated products. Other Asia sales were down 13 percent, primarily driven by regulatory changes in Korea.

LATIN AMERICA

($ in millions)	Three months ended December 31, 2018	Three months ended December 31, 2017	Change
Adjusted earnings	$137	$125	10%
Adjusted earnings (constant currency)	$137	$115	19%
Adjusted premiums, fees & other revenues	$956	$988	(3)%
Notable item(s)	$0	$0

•
Adjusted earnings for Latin America were $137 million, up 10 percent, and up 19 percent on a constant currency basis, driven by volume growth, lower expenses and favorable underwriting, partially offset by the negative impact of U.S. tax reform and lower equity markets impacting Chile encaje. Excluding the impact of U.S. tax reform, adjusted earnings were up 19 percent, and up 30 percent on a constant currency basis.

•	Adjusted return on allocated equity was 17.5 percent, and adjusted return on allocated tangible equity was 29.1 percent.

•	Adjusted premiums, fees & other revenues were $956 million, down 3 percent, and up 5 percent on a constant currency basis, driven by volume growth across the region, led by Chile and Mexico.

•	Sales for Latin America were $222 million, up 6 percent on a constant currency basis, due to higher group sales.

EMEA

($ in millions)	Three months ended December 31, 2018	Three months ended December 31, 2017	Change
Adjusted earnings	$55	$79	(30)%
Adjusted earnings (constant currency)	$55	$72	(24)%
Adjusted premiums, fees & other revenues	$642	$651	(1)%
Notable item(s)	$0	$0

•
Adjusted earnings for EMEA were $55 million, down 30 percent, and down 24 percent on a constant currency basis, as volume growth and lower expenses were more than offset by one-time items, unfavorable underwriting, and the negative impact of U.S. tax reform. Excluding the impact of U.S. tax reform, adjusted earnings were down 24 percent, and down 15 percent on a constant currency basis.

•	Adjusted return on allocated equity was 6.3 percent, and adjusted return on allocated tangible equity was 10.5 percent.

•	Adjusted premiums, fees & other revenues were $642 million, down 1 percent, and up 3 percent on a constant currency basis.

•	Sales for EMEA were $200 million, down 7 percent on a constant currency basis due to lower volumes in the Gulf.
METLIFE HOLDINGS

($ in millions)	Three months ended December 31, 2018	Three months ended December 31, 2017	Change
Adjusted earnings	$223	$194	15%
Adjusted premiums, fees & other revenues	$1,385	$1,453	(5)%
Notable item(s)	$0	$(48)

•	Adjusted earnings for MetLife Holdings were $223 million, up 15 percent.

•
Excluding notable items from both periods, adjusted earnings were down 8 percent. Excluding the impact of U.S. tax reform, and excluding notable items in both periods, adjusted earnings were down 21 percent due to the decline in equity markets, lower interest margins, and unfavorable life underwriting, partially offset by lower expenses.

•	Adjusted return on allocated equity was 8.9 percent, and adjusted return on allocated tangible equity was 10.0 percent.

•	Adjusted premiums, fees & other revenues were $1.4 billion, down 5 percent.

CORPORATE & OTHER

($ in millions)	Three months ended December 31, 2018	Three months ended December 31, 2017	Change
Adjusted earnings	$(45)	$(528)
Notable item(s)	$87	$(395)

•
Corporate & Other had an adjusted loss of $45 million, compared to an adjusted loss of $528 million in the fourth quarter of 2017. Notable items in the current period include favorable tax items partially offset by expenses associated with the company's previously announced cost saving initiatives and litigation expenses.

•
Excluding notable items from both periods, adjusted loss was essentially flat. Excluding the impact of U.S. tax reform, and excluding notable items in both periods, adjusted loss was $132 million, compared to an adjusted loss of $207 million in the prior-year period.

INVESTMENTS

($ in millions)	Three months ended December 31, 2018	Three months ended December 31, 2017	Change
Net investment income (as reported on an adjusted basis)	$4,375	$4,103	7%

•
As reported on an adjusted basis, net investment income was $4.4 billion, up 7 percent. Variable investment income was $237 million ($187 million, after tax), as compared to $216 million ($140 million, after tax) in the fourth quarter of 2017, driven by higher private equity income.

FOURTH QUARTER 2018 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three months ended December 31, 2018
Notable Items	U.S.			Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
	Group Benefits	Retirement and Income Solutions	Property & Casualty
Litigation reserves & settlement costs								$(60)	$(60)
Expense initiative costs								$(100)	$(100)
Tax adjustments								$247	$247
Total notable items	$0	$0	$0	$0	$0	$0	$0	$87	$87
*Information regarding the non-GAAP and other financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussions below, as well as the tables that accompany this news release. Adjusted measures were formerly referred to as operating measures.
###

About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (MetLife), is one of the world's leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its fourth quarter and full year 2018 earnings conference call and audio webcast on Thursday, February 7, 2019, from 9-10 a.m. (ET). The conference call will be available live via telephone and the internet. To listen via telephone, dial 800-230-1085 (U.S.) or 612-234-9959 (outside the U.S.). To listen to the conference call via the internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.
The conference call will be available for replay via telephone and the internet beginning at 11 a.m. (ET) on Thursday, February 7, 2019, until Thursday, February 14, 2019, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 462460. To access the replay of the conference call over the internet, visit the above-mentioned website.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;
(viii)	premiums, fees and other revenues;	(viii)	premiums, fees and other revenues (adjusted);
(ix)	return on equity;	(ix)	return on MetLife, Inc.’s common stockholders’ equity;
(x)	return on equity, excluding AOCI other than FCTA;	(x)	return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA;
(xi)	adjusted return on equity, excluding AOCI other than FCTA;	(xi)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;
(xii)	tangible return on equity; and	(xii)	return on MetLife, Inc.’s tangible common stockholders' equity; and
(xiii)	adjusted tangible return on equity.	(xiii)	adjusted return on MetLife, Inc.’s tangible common stockholders’ equity.
In this news release, MetLife presents certain measures of its performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	adjusted revenues;	(i)	revenues;
(ii)	adjusted expenses;	(ii)	expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees & other revenues, excluding pension risk transfer	(iv)	premiums, fees and other revenues;
(v)	adjusted earnings;	(v)	income (loss) from continuing operations, net of income tax;
(vi)	net investment income, as reported on an adjusted basis	(vi)	net investment income
(vii)	capitalization of deferred policy acquisition costs (DAC), as reported on an adjusted basis	(vii)	capitalization of DAC
(viii)	other expenses, as reported on an adjusted basis	(viii)	other expenses
(ix)	other expenses, as reported on an adjusted basis, on a constant currency basis	(ix)	other expenses
(x)	adjusted earnings available to common shareholders;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders;
(xi)	adjusted earnings available to common shareholders on a constant currency basis;	(xi)	net income (loss) available to MetLife, Inc.’s common shareholders;
(xii)	adjusted earnings available to common shareholders, excluding total notable items;	(xii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(xiii)	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;	(xiii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(xiv)	adjusted earnings available to common shareholders per diluted common share;	(xiv)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xv)	adjusted earnings available to common shareholders on a constant currency basis per diluted common share;	(xv)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xvi)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(xvi)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xvii)	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share;	(xvii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xviii)	adjusted return on equity;	(xviii)	return on equity;
(xix)	adjusted return on equity, excluding AOCI other than FCTA;	(xix)	return on equity;
(xx)	adjusted return on equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA)	(xx)	return on equity

(xxi)	adjusted tangible return on equity;	(xxi)	return on equity;
(xxii)	investment portfolio gains (losses);	(xxii)	net investment gains (losses);
(xxiii)	derivative gains (losses);	(xxiii)	net derivative gains (losses);
(xxiv)	MetLife, Inc.’s tangible common stockholders’ equity;	(xxiv)	MetLife, Inc.’s stockholders’ equity;
(xxv)	MetLife, Inc.’s tangible common stockholders’ equity, excluding total notable items;	(xxv)	MetLife, Inc.’s stockholders’ equity;
(xxvi)	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xxvi)	MetLife, Inc.’s stockholders’ equity;
(xxvii)	MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xxvii)	MetLife, Inc.’s stockholders’ equity;
(xxviii)	MetLife, Inc.’s common stockholders’ equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA);	(xxviii)	MetLife, Inc.’s stockholders’ equity;
(xxix)	book value per common share, excluding AOCI other than FCTA	(xxix)	book value per common share
(xxx)	book value per common share - tangible common stockholders' equity	(xxx)	book value per common share
(xxxi)	free cash flow of all holding companies;	(xxxi)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities;
(xxxii)	adjusted expense ratio;	(xxxii)	expense ratio;
(xxxiii)	adjusted expense ratio, excluding total notable items related to other expenses and PRT;	(xxxiii)	expense ratio;
(xxxiv)	direct expense ratio; and	(xxxiv)	expense ratio; and
(xxxv)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxxv)	expense ratio.
Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.
MetLife’s definitions of the various non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures

•	adjusted earnings;

•	adjusted earnings available to common shareholders;

•	adjusted earnings available to common shareholders on a constant currency basis;

•	adjusted earnings available to common shareholders, excluding total notable items;

•	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;

•	adjusted earnings available to common shareholders per diluted common share;

•	adjusted earnings available to common shareholders on a constant currency basis per diluted common share;

•	adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and

•	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.

These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings is also MetLife’s GAAP measure of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also includes the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.

Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.
The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues:

•
Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL (Unearned revenue adjustments) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•
Net investment income: (i) includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment (Investment hedge adjustments), (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method (Operating joint venture adjustments), (iii) excludes certain amounts related to contractholder-directed equity securities (Unit-linked contract income), (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP (Securitization entities income); and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP (Certain partnership distributions); and

•	Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees).

The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:

•
Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL (PDO adjustments), (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments (Inflation and pass-through adjustments), (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•
Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment (PAB hedge adjustments) and excludes certain amounts related to net investment income earned on contractholder-directed equity securities (Unit-linked contract costs);

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP (Securitization entities debt expense); and

•
Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements (Regulatory implementation costs), and (iii) acquisition, integration and other costs. Other expenses includes TSA fees.

Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, goodwill impairment or changes in estimated fair value. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity, allocated equity, tangible equity and related measures

•
MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

•
MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), defined benefit plans adjustment components of AOCI and total notable items, net of income tax.

•	Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

•
Return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.

•	Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.

•
Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.

•
Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA): adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA).

•
Allocated equity: portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.

•	Return on allocated equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by allocated equity.

•	Adjusted return on allocated equity: adjusted earnings available to common shareholders divided by allocated equity.

The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses. Also refer to the utilization of adjusted earnings and other financial measures based on adjusted earnings mentioned above.

•
MetLife, Inc.’s tangible common stockholders’ equity or tangible equity: MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.

•
MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items: MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA), value of customer relationships acquired (VOCRA) and total notable items, all net of income tax.

•
Return on MetLife, Inc.’s tangible common stockholders' equity: net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.

•
Adjusted return on MetLife, Inc.'s tangible common stockholders' equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.

•
Return on allocated tangible equity: net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

•	Adjusted return on allocated tangible equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.
The above measures are, when considered in conjunction with regulatory capital ratios, a measure of capital adequacy.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures

•	Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.

•	Direct expense ratio: direct expenses, on an adjusted basis, divided by adjusted premiums, fees and other revenues.

•
Direct expense ratio, excluding total notable items related to direct expenses and PRT: direct expenses, on an adjusted basis, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.

•	Adjusted expense ratio: other expenses, net of capitalization of DAC, both on an adjusted basis, divided by adjusted premiums, fees and other revenues.

•
Adjusted expense ratio, excluding total notable items related to other expenses and PRT: other expenses, net of capitalization of DAC, both on an adjusted basis, excluding total notable items related to other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.

Statistical sales information:

•	U.S.:

▪	Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.

▪
Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.

▪	Property & Casualty: calculated based on first year direct written premium, net of cancellation and endorsement activity.

•
Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).

Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
The following additional information is relevant to an understanding of MetLife’s performance results:

•
All comparisons on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and are applied to each of the comparable periods. As a result, amounts will be updated each period to reflect the average foreign currency exchange rates.

•
Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.

•
Asymmetrical and non-economic accounting refers to: (i) the portion of net derivative gains (losses) on embedded derivatives attributable to the inclusion of MetLife’s credit spreads in the liability valuations, (ii) hedging activity that generates net derivative gains (losses) and creates fluctuations in net income because hedge accounting cannot be achieved and the item being hedged does not a have an offsetting gain or loss recognized in earnings, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, and (iv) impact of changes in foreign currency exchange rates on the re-measurement of foreign denominated unhedged funding agreements and financing transactions to the U.S. dollar and the re-measurement of certain liabilities from non-functional currencies to functional currencies. MetLife believes that excluding the impact of asymmetrical and non-economic accounting from total GAAP results enhances investor understanding of MetLife’s performance by disclosing how these accounting practices affect reported GAAP results.

•
MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.

•
Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results.

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” "will," and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Many factors will be important in determining the results of MetLife, Inc., its subsidiaries and affiliates. Forward-looking statements are based on our assumptions and current expectations, which may be inaccurate, and on the current economic environment, which may change. These statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. These factors include: (1) adverse effects which may arise in connection with the material weaknesses in our internal control over financial reporting or our failure to promptly remediate them; (2) difficult conditions in the global capital markets; (3) increased volatility and disruption of the global capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (4) exposure to global financial and capital market risks, including as a result of the United Kingdom’s notice of withdrawal from the European Union or other disruption in global political, security or economic conditions; (5) impact on us of comprehensive financial services regulation reform; (6) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (7) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (8) adverse results or other consequences from litigation, arbitration or regulatory investigations; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (10) investment losses and defaults, and changes to investment valuations; (11) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (12) impairments of goodwill and realized losses or market value impairments to illiquid assets; (13) defaults on our mortgage loans; (14) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (15) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (16) downgrades in our claims paying ability, financial strength or credit ratings; (17) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (18) availability and effectiveness of reinsurance, hedging or indemnification arrangements, as well as any default or failure of counterparties to perform; (19) differences between actual claims experience and underwriting and reserving assumptions; (20) ineffectiveness of risk management policies and procedures; (21) catastrophe losses; (22) increasing cost and limited market capacity for statutory life insurance reserve financings; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (24) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and any adjustment for nonperformance risk; (25) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from (a) business acquisitions and integrating and managing the growth of such acquired businesses, (b) dispositions of businesses via sale, initial public offering, spin-off or otherwise, including failure to achieve projected operational benefits from such transactions and any restrictions, liabilities, losses or indemnification obligations arising from any transitional services or tax arrangements related to the separation of any business, or from the failure of such a separation to qualify for any intended tax-free treatment, (c) entry into joint ventures, or (d) legal entity reorganizations; (26) unanticipated or adverse developments that could adversely affect our achieving expected operational or other benefits from the separation of Brighthouse Financial, Inc. and its subsidiaries (“Brighthouse”); (27) liabilities, losses or indemnification obligations arising from our transitional services, investment management or tax arrangements or other agreements with Brighthouse; (28) failure of the separation of Brighthouse to qualify for intended tax-free treatment; (29) legal, regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (30) MetLife, Inc.’s and its subsidiary holding companies’ primary reliance, as holding companies, on dividends from subsidiaries to meet free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (31) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (32) changes in accounting standards, practices and/or policies; (33) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (34) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (35) difficulties in marketing and distributing products through our distribution channels; (36) provisions of laws and our incorporation documents that may delay, deter or prevent takeovers and corporate combinations involving MetLife; (37) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (38) any failure to protect the confidentiality of client information; (39) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; (40) the impact of technological changes on our businesses; and (41) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Consolidated Statements of Operations
(Unaudited)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues
Premiums	$9,267	$9,571	$43,840	$38,992
Universal life and investment-type product policy fees	1,397	1,358	5,502	5,510
Net investment income	3,462	4,454	16,166	17,363
Other revenues	452	406	1,880	1,341
Net investment gains (losses)	145	106	(298)	(308)
Net derivative gains (losses)	939	(55)	851	(590)
Total revenues	15,662	15,840	67,941	62,308
			.
Expenses
Policyholder benefits and claims	8,992	9,295	42,656	38,313
Interest credited to policyholder account balances	486	1,526	4,013	5,607
Policyholder dividends	318	306	1,251	1,231
Capitalization of DAC	(814)	(784)	(3,254)	(3,002)
Amortization of DAC and VOBA	843	736	2,975	2,681
Amortization of negative VOBA	(11)	(27)	(56)	(140)
Interest expense on debt	260	278	1,122	1,129
Other expenses	3,117	3,549	12,927	12,953
Total expenses	13,191	14,879	61,634	58,772

Income (loss) from continuing operations before provision for income tax	2,471	961	6,307	3,536
Provision for income tax expense (benefit)	409	(1,354)	1,179	(1,470)
Income (loss) from continuing operations, net of income tax	2,062	2,315	5,128	5,006
Income (loss) from discontinued operations, net of income tax	—	—	—	(986)
Net income (loss)	2,062	2,315	5,128	4,020
Less: Net income (loss) attributable to noncontrolling interests	(5)	(2)	5	10
Net income (loss) attributable to MetLife, Inc.	2,067	2,317	5,123	4,010
Less: Preferred stock dividends	57	45	141	103
Net income (loss) available to MetLife, Inc.'s common shareholders	$2,010	$2,272	$4,982	$3,907

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	For the Three Months Ended				For the Year Ended
	December 31,				December 31,
	2018		2017		2018		2017
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$2,010	$2.04	$2,272	$2.14	$4,982	$4.91	$3,907	$3.62

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	145	0.15	106	0.10	(298)	(0.29)	(308)	(0.29)
Net derivative gains (losses)	939	0.95	(55)	(0.05)	851	0.84	(590)	(0.55)
Premiums	—	—	—	—	—	—	(347)	(0.32)
Universal life and investment-type product policy fees	19	0.02	29	0.03	120	0.12	103	0.10
Net investment income	(913)	(0.92)	351	0.33	(1,217)	(1.21)	819	0.75
Other revenues	75	0.08	6	0.01	324	0.31	(113)	(0.10)
Policyholder benefits and claims and policyholder dividends	78	0.08	2	—	(174)	(0.17)	(204)	(0.19)
Interest credited to policyholder account balances	731	0.73	(420)	(0.40)	680	0.67	(1,294)	(1.21)
Capitalization of DAC	—	—	—	—	1	—	(34)	(0.03)
Amortization of DAC and VOBA	(112)	(0.11)	7	0.01	(215)	(0.21)	(33)	(0.03)
Amortization of negative VOBA	—	—	1	—	1	—	9	0.01
Interest expense on debt	(18)	(0.02)	—	—	(63)	(0.06)	16	0.01
Other expenses	(62)	(0.06)	(272)	(0.26)	(398)	(0.40)	(544)	(0.50)
Goodwill impairment	—	—	—	—	—	—	—	—
Provision for income tax (expense) benefit	(213)	(0.22)	1,837	1.73	(86)	(0.08)	3,188	2.96
Income (loss) from discontinued operations, net of income tax	—	—	—	—	—	—	(986)	(0.91)
Add: Net income (loss) attributable to noncontrolling interests	(5)	(0.01)	(2)	—	5	—	10	0.01
Adjusted earnings available to common shareholders	1,336	1.35	678	0.64	5,461	5.39	4,235	3.93
Less: Total notable items (2)	87	0.09	(498)	(0.47)	(103)	(0.10)	(622)	(0.58)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$1,249	$1.26	$1,176	$1.11	$5,564	$5.49	$4,857	$4.50

Adjusted earnings available to common shareholders on a constant currency basis	$1,336	$1.35	$656	$0.62	$5,461	$5.39	$4,230	$3.92
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$1,249	$1.26	$1,154	$1.09	$5,564	$5.49	$4,852	$4.50

Weighted average common shares outstanding - diluted		987.6		1,062.1		1,013.9		1,078.5

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$11,116	$11,335	$51,222	$45,843
Less: Unearned revenue adjustments	(8)	(2)	(7)	12
GMIB fees	27	31	120	125
Settlement of foreign currency earnings hedges	5	6	19	22
TSA fees	70	—	305	—
Divested businesses	—	—	7	(516)
Adjusted premiums, fees and other revenues	$11,022	$11,300	$50,778	$46,200

Net Investment Income
Net investment income	$3,462	$4,454	$16,166	$17,363
Less: Investment hedge adjustments	(121)	(85)	(475)	(435)
Operating joint venture adjustments	—	—	1	—
Unit-linked contract income	(765)	436	(683)	1,300
Securitization entities income	—	—	—	—
Certain partnership distributions	(27)	—	(61)	—
Divested businesses	—	—	1	(46)
Net investment income, as reported on an adjusted basis	$4,375	$4,103	$17,383	$16,544

Revenues and Expenses
Total revenues	$15,662	$15,840	$67,941	$62,308
Less: Net investment gains (losses)	145	106	(298)	(308)
Less: Net derivative gains (losses)	939	(55)	851	(590)
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(8)	(2)	(7)	12
Less: Other adjustments to revenues:
GMIB fees	27	31	120	125
Investment hedge adjustments	(121)	(85)	(475)	(435)
Operating joint venture adjustments	—	—	1	—
Unit-linked contract income	(765)	436	(683)	1,300
Securitization entities income	—	—	—	—
Settlement of foreign currency earnings hedges	5	6	19	22
Certain partnership distributions	(27)	—	(61)	—
TSA fees	70	—	305	—
Divested businesses	—	—	8	(562)
Total adjusted revenues	$15,397	$15,403	$68,161	$62,744

Total expenses	$13,191	$14,879	$61,634	$58,772
Less: Adjustments related to net investment (gains) losses and net derivative (gains) losses	44	(28)	109	(60)
Less: Goodwill impairment	—	—	—	—
Less: Other adjustments to expenses:
Inflation and pass-through adjustments	1	(77)	29	(31)
GMIB costs and amortization of DAC and VOBA related to GMIB fees and GMIB costs	(10)	93	252	352
Market value adjustments and amortization of DAC, VOBA and negative VOBA related to market value adjustments	(1)	2	(2)	13
PAB hedge adjustments	(1)	—	(4)	(3)
Unit-linked contract costs	(730)	420	(676)	1,264
Securitization entities debt expense	—	—	—	—
Noncontrolling interest	5	5	(10)	(12)
Regulatory implementation costs	5	—	11	—
Acquisition, integration and other costs	(14)	23	24	65
TSA fees	70	—	305	—
Divested businesses	14	244	130	496
Total adjusted expenses	$13,808	$14,197	$61,466	$56,688

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share and ratio data)
	December 31,
Book Value (3)	2018	2017

Book value per common share	$51.53	$54.24
Less: Net unrealized investment gains (losses), net of income tax	9.03	13.09
Defined benefit plans adjustment, net of income tax	(2.12)	(1.77)
Book value per common share, excluding AOCI other than FCTA	44.62	42.92
Less: Goodwill, net of income tax	9.52	8.93
VODA and VOCRA, net of income tax	0.33	0.36
Book value per common share - tangible common stockholders' equity	$34.77	$33.63

Common shares outstanding, end of period	958.6	1,043.6

	For the Three Months Ended
	December 31,
Expense Detail and Ratios	2018	2017

Reconciliation of Capitalization of DAC to Capitalization of DAC, as reported on an adjusted basis.
Capitalization of DAC	$(814)	$(784)
Less: Divested businesses	—	—
Capitalization of DAC, as reported on an adjusted basis	$(814)	$(784)

Reconciliation of Other Expenses to Other Expenses, as reported on an adjusted basis
Other expenses	$3,117	$3,549
Less: Noncontrolling interest	5	5
Less: Regulatory implementation costs	5	—
Less: Acquisition, integration and other costs	(14)	23
Less: TSA fees	70	—
Less: Divested businesses	(4)	244
Other expenses, as reported on an adjusted basis	$3,055	$3,277

Other detail and ratios
Other expenses	$3,117	$3,549
Capitalization of DAC	(814)	(784)
Other expenses, net of capitalization of DAC	$2,303	$2,765

Premiums, fees and other revenues	$11,116	$11,335

Expense ratio	20.7%	24.4%

Direct expenses	$1,369	$1,697
Less: Total notable items related to direct expenses	(19)	149
Direct expenses, excluding total notable items related to direct expenses	$1,388	$1,548

Other expenses, as reported on an adjusted basis	$3,055	$3,277
Capitalization of DAC, as reported on an adjusted basis	(814)	(784)
Other expenses, net of capitalization of DAC, as reported on an adjusted basis	2,241	2,493
Less: Total notable items related to other expenses, as reported on an adjusted basis	(19)	149
Other expenses, net of capitalization of DAC, excluding total notable items related to other expenses, as reported on an adjusted basis	$2,260	$2,344

Adjusted premiums, fees and other revenues	$11,022	$11,300
Less: Pension risk transfer (PRT)	(76)	597
Adjusted premiums, fees and other revenues, excluding PRT	$11,098	$10,703

Direct expense ratio	12.4%	15.0%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.5%	14.5%
Adjusted expense ratio	20.3%	22.1%
Adjusted expense ratio, excluding total notable items related to other expenses and PRT	20.4%	21.9%

See footnotes on last page.

MetLife, Inc.
(Unaudited)
	For the Three Months Ended		For the Year Ended
	December 31, (4)		December 31,
Return on Equity	2018	2017	2018	2017
Return on MetLife, Inc.'s:
Common stockholders' equity	16.5%	16.3%	9.6%	6.3%
Common stockholders' equity, excluding AOCI other than FCTA	18.9%	20.6%	11.5%	7.7%
Tangible common stockholders' equity	24.4%	26.4%	14.8%	9.6%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	10.9%	4.9%	10.6%	6.8%
Common stockholders' equity, excluding AOCI other than FCTA	12.5%	6.1%	12.6%	8.4%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	11.7%	10.6%	12.8%	9.6%
Common stockholders' equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA)	12.5%	6.1%	12.6%	10.3%
Tangible common stockholders' equity	16.2%	8.0%	16.3%	10.4%
Tangible common stockholders' equity, excluding total notable items (2)	15.1%	13.6%	16.5%	11.9%

Return on Allocated Equity:
U.S.	25.8%	21.5%
Asia	21.7%	11.8%
Latin America	4.7%	8.0%
EMEA	9.2%	11.3%
MetLife Holdings	16.1%	9.4%

Return on Allocated Tangible Equity:
U.S.	29.9%	25.0%
Asia	32.9%	18.8%
Latin America	7.9%	13.8%
EMEA	15.1%	18.4%
MetLife Holdings	18.0%	10.5%

Adjusted Return on Allocated Equity:
U.S.	25.2%	19.5%
Asia	7.9%	9.9%
Latin America	17.5%	17.0%
EMEA	6.3%	9.8%
MetLife Holdings	8.9%	6.9%

Adjusted Return on Allocated Tangible Equity:
U.S.	29.2%	22.7%
Asia	12.0%	15.8%
Latin America	29.1%	29.3%
EMEA	10.5%	16.1%
MetLife Holdings	10.0%	7.8%

See footnotes on last page.

Condensed Reconciliation of Net Cash Provided by Operating Activities of MetLife, Inc.
to Free Cash Flow of All Holding Companies
(Unaudited)

	For the Year Ended December 31,
	2018	2017
	(In billions, except ratios)
MetLife, Inc. (parent company only) net cash provided by operating activities	$5.5	$6.5
Adjustments from net cash provided by operating activities to free cash flow:
Add: Incremental debt to be at or below target leverage ratios	—	—
Add: Adjustments from net cash provided by operating activities to free cash flow (5)	(1.1)	(0.3)
MetLife, Inc. (parent company only) free cash flow	4.4	6.2
Other MetLife, Inc. holding companies free cash flow (6)	(1.0)	(0.5)
Free cash flow of all holding companies	$3.4	$5.7

Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.'s common shareholders:
MetLife, Inc. (parent company only) net cash provided by operating activities	$5.5	$6.5
Consolidated net income (loss) available to MetLife, Inc.'s common shareholders (7)	$5.0	$3.9
Ratio of net cash provided by operating activities (parent company only) to consolidated net income (loss) available to MetLife, Inc.'s common shareholders (7) (8)	110%	165%

Ratio of free cash flow to adjusted earnings available to common shareholders:
Free cash flow of all holding companies (9)	$3.4	$5.7
Consolidated adjusted earnings available to common shareholders (9)	$5.5	$4.2
Ratio of free cash flow of all holding companies to consolidated adjusted earnings available to common shareholders (9)	62%	134%
See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(Unaudited)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
U.S.:
Adjusted earnings available to common shareholders	$685	$498	$2,804	$2,027
Less: Total notable items (2)	—	(55)	37	(88)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$685	$553	$2,767	$2,115

Adjusted earnings available to common shareholders on a constant currency basis (10)	$685	$498	$2,804	$2,027
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (10)	$685	$553	$2,767	$2,115
Group Benefits:
Adjusted earnings available to common shareholders	$230	$230	$1,079	$868
Less: Total notable items (2)	—	—	37	3
Adjusted earnings available to common shareholders, excluding total notable items (2)	$230	$230	$1,042	$865

Adjusted earnings available to common shareholders on a constant currency basis (10)	$230	$230	$1,079	$868
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (10)	$230	$230	$1,042	$865
Retirement & Income Solutions:
Adjusted earnings available to common shareholders	$356	$173	$1,381	$956
Less: Total notable items (2)	—	(62)	—	(45)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$356	$235	$1,381	$1,001

Adjusted earnings available to common shareholders on a constant currency basis (10)	$356	$173	$1,381	$956
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (10)	$356	$235	$1,381	$1,001
Property & Casualty:
Adjusted earnings available to common shareholders	$99	$95	$344	$203
Less: Total notable items (2)	—	7	—	(46)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$99	$88	$344	$249

Adjusted earnings available to common shareholders on a constant currency basis (10)	$99	$95	$344	$203
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (10)	$99	$88	$344	$249
Asia:
Adjusted earnings available to common shareholders	$281	$310	$1,237	$1,229
Less: Total notable items (2)	—	—	(86)	5
Adjusted earnings available to common shareholders, excluding total notable items (2)	$281	$310	$1,323	$1,224

Adjusted earnings available to common shareholders on a constant currency basis	$281	$305	$1,237	$1,235
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$281	$305	$1,323	$1,230
Latin America:
Adjusted earnings available to common shareholders	$137	$125	$592	$585
Less: Total notable items (2)	—	—	28	14
Adjusted earnings available to common shareholders, excluding total notable items (2)	$137	$125	$564	$571

Adjusted earnings available to common shareholders on a constant currency basis	$137	$115	$592	$573
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$137	$115	$564	$559
EMEA:
Adjusted earnings available to common shareholders	$55	$79	$277	$297
Less: Total notable items (2)	—	—	(23)	(8)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$55	$79	$300	$305

Adjusted earnings available to common shareholders on a constant currency basis	$55	$72	$277	$298
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$55	$72	$300	$306
MetLife Holdings:
Adjusted earnings available to common shareholders	$223	$194	$1,255	$1,182
Less: Total notable items (2)	—	(48)	38	111
Adjusted earnings available to common shareholders, excluding total notable items (2)	$223	$242	$1,217	$1,071

Adjusted earnings available to common shareholders on a constant currency basis (10)	$223	$194	$1,255	$1,182
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (10)	$223	$242	$1,217	$1,071
Corporate & Other:
Adjusted earnings available to common shareholders	$(45)	$(528)	$(704)	$(1,085)
Less: Total notable items (2)	87	(395)	(97)	(656)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(132)	$(133)	$(607)	$(429)

Adjusted earnings available to common shareholders on a constant currency basis (10)	$(45)	$(528)	$(704)	$(1,085)
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (10)	$(132)	$(133)	$(607)	$(429)

See footnotes on last page.

MetLife, Inc.
(Unaudited)

(1)
Adjusted earnings available to common shareholders is calculated on a standalone basis and may not equal the sum of (i) adjusted earnings available to common shareholders, excluding total notable items and (ii) total notable items.

(2)
Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife’s results either positively or negatively.

(3)	Book values exclude $3,340 million and $2,066 million of equity related to preferred stock at December 31, 2018 and 2017, respectively.

(4)	Annualized using quarter-to-date results.

(5)
Adjustments include: (i) capital contributions to subsidiaries; (ii) returns of capital from subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; and (iv) investment portfolio and derivatives changes and other, net.

(6)
Components include: (i) dividends and returns of capital from subsidiaries; (ii) capital contributions from MetLife, Inc.; (iii) capital contributions to subsidiaries; (iv) repayments on and (issuances of) loans to subsidiaries, net; (v) other expenses; (vi) dividends and returns of capital to MetLife, Inc. and (vii) investment portfolio changes and other, net.

(7)
Consolidated net income (loss) available to MetLife, Inc.'s common shareholders for 2018 includes costs related to the separation of Brighthouse Financial, Inc. (Brighthouse) and its subsidiaries (Separation) of $0.08 billion, net of income tax. Excluding this amount from the denominator of the ratio, this ratio, as adjusted, would be 109%. Consolidated net income (loss) available to MetLife, Inc.'s common shareholders for 2017 includes Separation-related costs of $0.3 billion, net of income tax. Excluding this amount from the denominator of the ratio, this ratio, as adjusted, would be 153%.

(8)
Including the free cash flow of other MetLife, Inc. holding companies of ($1.0) billion and ($0.5) billion for the years ended December 31, 2018 and 2017, respectively, in the numerator of the ratio, this ratio, as adjusted, would be 90% and 153%, respectively. Including the free cash flow of other MetLife, Inc. holding companies in the numerator of the ratio and excluding the Separation-related costs from the denominator of the ratio, this ratio, as adjusted, would be 88% and 141% for the years ended December 31, 2018 and 2017, respectively.

(9)
In 2018, $0.3 billion of Separation-related items (comprised of certain Separation-related inflows primarily related to reinsurance benefit from Brighthouse) were included, which increased MetLife, Inc. holding companies’ liquid assets, as well as MetLife, Inc.'s free cash flow. Excluding these Separation-related items, adjusted free cash flow would be $3.1 billion for the year ended December 31, 2018. Consolidated adjusted earnings available to common shareholders for 2018 was negatively impacted by notable items, primarily related to expense initiative costs of $0.3 billion, net of income tax, partially offset by tax adjustments of $0.2 billion, net of income tax. Excluding the Separation-related items, which increased free cash flow, from the numerator of the ratio and excluding such notable items and Separation-related costs negatively impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2018 would be 56%.

In 2017, $2.1 billion of Separation-related items (comprised of certain Separation-related inflows primarily related to dividends from Brighthouse, net of outflows) were included, which increased MetLife, Inc. holding companies’ liquid assets, as well as MetLife, Inc.'s free cash flow. Excluding these Separation-related items, adjusted free cash flow would be $3.6 billion for the year ended December 31, 2017. Consolidated adjusted earnings available to common shareholders for 2017 was negatively impacted by notable items, primarily related to tax adjustments, of $0.6 billion, net of income tax. Excluding the Separation-related items, which increased free cash flow, from the numerator of the ratio and excluding such notable items and Separation-related costs negatively impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2017 would be 75%.

(10)	Amounts on a reported basis, as constant currency impact is not significant.